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                                                                     EXHIBIT 10C

                        CONTINENTAL MATERIALS CORPORATION

                    EMPLOYEES PROFIT SHARING RETIREMENT PLAN

                          _____________________________
                      _____________________________________

            Amended and Restated Generally Effective January 1, 1989

          WHEREAS, Continental Materials Corporation, a Delaware corporation (the "Company"), adopted on January 22, 1965, a profit sharing plan and trust; and

          WHEREAS, said plan and trust has from time to time been amended;
and

          WHEREAS, said plan and trust is now being further amended;

          NOW, THEREFORE, the Continental Materials Corporation Employees Profit Sharing Retirement Plan is hereby amended and restated in its entirety, effective as of January 1, 1989, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by context. For purposes of construction of this Plan, the masculine term shall include the feminine and the singular shall include the plural in all cases in which they could thus be applied.

          ACCOUNT(S) means the separate account or accounts which are maintained for the benefit of each Participant.

          ACCOUNT BALANCE means, for each Participant, the total balance standing to his Account or Accounts under the date of reference determined in accordance with the valuation procedures described herein.
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          AFFILIATE means any corporation or other business entity which is part of the same controlled group as an Employer determined under the rules of Section 414(b), (c) and (m) of the Code.

          AFTER-TAX SAVINGS CONTRIBUTION ACCOUNT means the separate Account which shall be maintained by the Trustee for each Participant to reflect (a) all of his After-Tax Savings Contributions and any earnings or losses thereon, and
(b) in the case of a Participant who participated before 1985, all of his pre-1985 employee contributions and any earnings or losses thereon.

          AFTER-TAX SAVINGS CONTRIBUTIONS means the after tax contributions made by the Participant, as described in Section 3.03(b), and, in the case of a Participant who participated in the Plan before 1985, his employee contributions made before 1985.

          APPROVED ABSENCE means an absence from work approved by the Employer under uniform rules and conditions for all Employees, and shall include a military leave.

          BENEFICIARY means the person or persons, estate, trust or organization designated by a Participant to receive any benefits under the Plan which may be due upon the Participant's death.

          BREAK IN SERVICE or ONE-YEAR BREAK IN SERVICE means a Plan Year during which an Employee completes five hundred (500) or fewer Hours of Service.

          CODE means the Internal Revenue Code of 1986, as amended from time to time.

          COMPANY means the Continental Materials Corporation, a Delaware corporation, and any predecessor or successor to it.

          COMPENSATION means the total amount of cash compensation paid to an Employee in a Plan Year as calculated by the Employer for Federal income tax purposes including salary, wages, commissions, overtime payments, bonuses and amounts, if any, deferred under a salary reduction agreement in accordance with
Section 401(k) of the Code. If an Employee becomes a Participant during a Plan Year, his Compensation in such Plan Year for purposes of determining the amount of the Employer contribution contributed on his behalf shall be his Compensation earned while he is a Participant. Notwithstanding the foregoing, Compensation in excess of the Annual Compensation Limitation shall be disregarded. The "Annual Compensation Limitation" shall be $200,000 ($150,000 as of January 1,
1994) or such other amount determined under Code Section 401(a)(17).

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For purposes of applying the Annual Compensation Limitation an Employee who is a Family Member (as defined below) of either:

          (a) a 5 percent owner (or deemed a 5 percent owner by application of Section 318 of the Code); or

          (b) a highly compensated Employee who is one of the ten most highly compensated Employees will not be treated as a separate Employee. In such a case, the Family Aggregation Rules shall be applied.

          If, as a result of applying the Family Aggregation Rules the Annual Compensation Limitation is exceeded, the Annual Compensation Limitation shall be prorated among the individuals in the Family Aggregation Group in proportion to each such individual's Compensation as determined under this section prior to application of the Annual Compensation Limitation.

          If Compensation for any prior Plan Year is taken into account in determining a Participant's allocations or benefits for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable Annual Compensation Limitation in effect for that prior Plan Year if less than the current year's Compensation limitation.


          COVERED EMPLOYEE means an Employee employed by an Employer at a location and/or in a job classification which has been designated by the Company as being a location and/or classification of Employees which may become eligible to participate in the Plan. Those locations and classifications are listed in Exhibit A hereto.

          EFFECTIVE DATE OF AMENDMENT means January 1, 1989, the date on which the provisions of this amended and restated Plan became effective except as specially provided herein.

          EMPLOYEE means a person employed by the Employer and shall not include an independent contractor.

          EMPLOYER means the Company and each Affiliate which has adopted this Plan with the consent of the Company. The Employers are listed in Exhibit A hereto. If the Effective Date of an Employer's adoption of this Plan is different from the general Effective Date of Amendment, it will be set forth in Exhibit A hereto. The terms hereof shall apply to all Employers except to the extent that any differences are set forth in Exhibit A hereto in which event the terms set forth in Exhibit A shall govern.

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          EMPLOYER CONTRIBUTION ACCOUNT means the separate Account which shall be maintained by the Trustee for each Participant with respect to each Employer of such Participant to reflect all Employer contributions made on behalf of such Participant by each Employer, and any Forfeitures allocated thereto and any earnings thereon.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          FAMILY AGGREGATION RULES means the rules described below:

     (1) These Family Aggregation Rules are applied to Participants who are Family Members of either:

          (a) a 5 percent owner (or deemed a 5 percent owner by application of Section 318 of the Code) (hereafter "5 Percent Owner"); or

          (b) a highly compensated Participant (as defined in this Article) who is one of the ten most highly compensated Participants.

     (2) Any compensation paid to the Family Member and any applicable Plan contribution or benefit accrued on behalf of such Family Member shall be treated as if it were paid to (or on behalf of) the 5 Percent Owner or one of the ten most highly compensated Participants. For these purposes, a Family Member is the spouse or a lineal descendant (who has not reached age 19 before the close of the Plan Year) of any 5 Percent Owner or highly compensated Participant. A group of Family Members shall be called collectively a "Family Aggregation Group".

     (3) For purposes of these Family Aggregation Rules, compensation is defined as all compensation paid to the Participant for the Plan Year and currently includible in gross income, including bonuses and commissions ("FAR Compensation"). If the period for determining FAR Compensation used in calculating an Employee's allocation for a Plan Year is a short Plan Year (i.e. shorter than 12 months) the Annual Compensation Limitation is an amount equal to the otherwise applicable Annual Compensation Limitation multiplied by the fraction, the numerator of which is the number of days in the short Plan Year and the denominator of which is 365.

          FISCAL YEAR means the taxable year used by the Company for Federal income tax purposes.

          FORFEITURE means the portion of a Participant's Employer Contribution Account to which he is not entitled, as determined under Section 5.03.

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          HOUR OF SERVICE means:

     (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

     (2) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty (to the extent required by federal law) or leave of absence. No more than five hundred one
          (501) Hours of Service shall be credited under this paragraph (2) for any single continuous period (whether or not such period occurs in a single computation period) except as required by applicable federal law. Hours of Service under this paragraph (2) shall be calculated and credited pursuant to Section 2530.200b 2 of the Department of Labor Regulations, which are incorporated herein by this reference.

     (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under paragraph (1) or paragraph
          (2) as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made.

     (4) In accordance with Department of Labor Regulation 2530.200b-3(e), each Employee shall be credited with forty five (45) Hours of Service per week for each week in which he would be credited with service pursuant to the foregoing if adequate records of his Hours of Service are not available.

     (5)  Hours of Service shall be credited for employment with any Affiliate.

     (6) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to him but for such absence, or in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph (6), an absence from work for maternity or paternity reasons means an absence:

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          (a)  by reason of the pregnancy of the Employee,
          (b)  by reason of a birth of a child of the Employee,

          (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such individual, or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          The Hours of Service credited under this paragraph (6) shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the immediately following computation period.

          Notwithstanding the preceding, no credit shall be given for Hours of Service applicable to maternity or paternity leave unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is because of maternity or paternity leave and the number of days for which there was such an absence.

          PARTICIPANT means an Employee who fulfills the eligibility requirements as provided in Article II, who makes the contributions required by
Section 3.03(a) and who continues to qualify as a Participant. A Participant becomes a former Participant when he terminates employment.

          PLAN means the Continental Materials Corporation Employees Profit Sharing Retirement Plan, as amended from time to time.

          PLAN ADMINISTRATOR means the person or persons who may be appointed by the Company. In the absence of such appointment, the Plan Administrator shall be the Company. The Plan Administrator shall serve pursuant to the terms of
Article VIII.

          PLAN YEAR means the calendar year.

          PRE TAX SAVINGS CONTRIBUTION ACCOUNT means the separate Account which shall be maintained by the Trustee for each Participant to reflect all of his Pre-Tax Savings Contributions and any earnings thereon.

          PRE TAX SAVINGS CONTRIBUTIONS means the contributions made by an Employer that are attributable to the reduction in Compensation a Participant agrees to accept from an Employer each Plan Year, as described in Section 3.03(a) of the Plan.

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          QUALIFIED DOMESTIC RELATIONS ORDER means any judgment, decree or order
(including approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant Payee and is made pursuant to a state domestic relations law, including a community property law that creates, recognizes or assigns to such person the right to receive all or a portion of a Participant's benefits payable hereunder, and meets the requirements of Section 414(p) of the Code.

          ROLLOVER CONTRIBUTION ACCOUNT means the separate Account which shall be maintained by the Trustee for each Employee to reflect any Rollover Contributions made by him and any earnings thereon.

          ROLLOVER CONTRIBUTIONS means the contributions made by an Employee pursuant to Section 3.04 of the Plan.

          SHARE means a share of common stock of the Company, which is a qualifying employer security as defined in Section 407(d)(5) of ERISA and
Section 409(1) of the Code.

          TOTAL AND PERMANENT DISABILITY means a participant is unable for the foreseeable future to perform his normal work for an Employer or any other work for which he is qualified by reason of education, training or experience as determined by a competent physician chosen by the Company. Uniform standards shall apply to Participants in similar conditions.

          TRUST AGREEMENT or TRUST means, respectively, the trust agreement establishing the Continental Materials Corporation Employees Profit Sharing Retirement Plan Trust as amended from time to time, and the trust established thereunder.

          TRUST FUND means all cash, securities, real estate, Shares or any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with the income therefrom.

          TRUSTEE means the person or persons appointed by the Company as provided under Section 7.01 of the Plan to act as Trustee of the Trust, including any Limited Co-Trustee which may be appointed pursuant to the provisions of the Trust Agreement.

          VALUATION DATE means the last day of the sixth month of each Plan Year and the last day of each Plan Year. In addition, the Company may adopt more frequent Valuation Dates for purposes of allocating earnings if the Company deems it appropriate in order to allocate earnings more equitably among Participants.

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          YEAR OF SERVICE means a Plan Year during which an Employee completes at least one thousand (1,000) Hours of Service, including years prior to the Effective Date of Amendment of the Plan. A Plan Year during which an Employee completes less than one thousand (1,000) Hours of Service but more than five hundred (500) Hours of Service shall be a substandard Year of Service. A substandard Year of Service shall neither be considered a One Year Break in Service nor be counted as a Year of Service.


                                   ARTICLE II.

                          Eligibility and Participation

2.01      ELIGIBILITY

          (a) Each Employee included under the provisions of the Plan prior to this restatement shall continue to participate in accordance with the provisions of this Plan, provided that he continues to make the contributions required by Section 3.03(a).

          (b) Each other Employee who is a Covered Employee shall be eligible to make the contributions required by Section 3.03(a) and to participate in the Plan on the later of the Effective Date of Amendment or the first day of any calendar month coincident with or immediately following his completion of a 12-month period commencing (i) on his date of employment; or (ii) on the first day of any Plan Year beginning after his date of employment, during which he has completed at least one thousand (1,000) Hours of Service.

          (c) Any Employee who does not choose to make the required contributions required under Section 3.03(a) and to participate in the Plan on the date when he is eligible may elect to make the required contributions and to participate on the first day of any calendar month immediately following his election to participate, if then otherwise eligible.

          (d) For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service if he does not render one thousand (1,000) Hours of Service in the twelve month period commencing on his date of employment.

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2.02      ENROLLMENT FORMS

          An Employee who elects to become a Participant in the Plan shall complete a Designation of Beneficiary in the form prescribed by the Company. In addition, an Employee shall complete a salary reduction agreement and an Authorization of Payroll Deductions pursuant to
          Section 3.03 in the forms prescribed by the Company, and shall deliver them to his Employer at least ten (10) days prior to the first day of the month on which he elects his participation to become effective. Each eligible Employee shall furnish the Company with such information concerning his age or other data necessary or appropriate for the administration of the Plan as the Company may require.

2.03      TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS AND REHIRING

          (a) A Participant who terminates employment and is subsequently rehired shall be eligible to again participate immediately if then otherwise eligible.

          (b) A Participant who voluntarily discontinues his Pre-Tax Savings Contributions may rejoin the Plan as of the first January 1 or July 1 which is at least six (6) months after the date he discontinued such contributions, provided that such Participant has notified the Company in writing of his desire to enter the Plan, if then otherwise eligible.

          (c) An Employee who terminates employment before becoming a Participant and is reemployed before incurring a One-Year Break in Service shall be eligible to become a Participant when he meets the eligibility requirements of Section 2.01, based on his original date of employment.

          (d) An Employee who terminates employment before becoming a Participant and is reemployed after incurring a One-Year Break in Service shall be eligible to become a Participant when he meets the eligibility requirements of Section 2.01, based on his date of reemployment.

          (e) A Participant shall not suffer a One-Year Break in Service during such period in which his performance of service for an Employer has been interrupted on account of layoff, sickness, accident, vacation, Approved Leave or entry into the armed forces of the United States in time of war, during such times as

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               state or Federal legislation requires military conscription or on a voluntary basis, provided that he resumes the performance of his services for an Employer within five (5) days after such period of layoff, sickness, accident, vacation or Approved Leave, or the later of ninety (90) days after the discharge from such armed forces or such time as required by Federal law. If such Participant shall not return to work at the expiration of said period, then such Participant shall be deemed to have terminated his employment with his Employer on the date of the expiration of such leave of absence and his rights under the Plan shall thereupon be determined in accordance with the provisions of
               Article V. All Employees shall be treated alike under similar circumstances.


                                  ARTICLE III.

                                  CONTRIBUTIONS

3.01      COMPANY CONTRIBUTIONS

          (a) Employer contributions to the Trust Fund for each Plan Year shall be in such amount as the Employer, in its sole discretion, shall determine; provided, however, that the total of such contribution for any Plan Year shall not exceed the maximum amount deductible for such Fiscal Year for Federal income tax purposes. Employer contributions may be made in cash or in Shares valued at the fair market value thereof at the time such Employer contribution is made. The Employer may earmark cash contributions as being allocable to the Stock Contribution Fund described in Article XIII.

          (b) In order to meet the non-discrimination requirements of Section 401(k) and 401(m) of the Code, as set forth in Sections 4.09 and
               4.10 hereof, the Company may, in its discretion, establish a special rate of Employer contributions applicable only to those Participants who earn less than a specified level of Compensation or such other class of Participants as the Company may determine. Contributions made under this paragraph (b) shall be deemed, for all Plan purposes, to be Pre-Tax Savings Contributions.

3.02      WHEN CONTRIBUTIONS DUE

          The contribution of each Employer under the Plan for any Plan Year shall be due on the last day of that Plan Year and shall be paid over

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          to the Trustee not later than the time prescribed by law for filing such Employer's Federal income tax return for such Fiscal Year (including any extensions).

3.03      EMPLOYEE CONTRIBUTIONS

          (a) Each Participant shall have the option to enter into a salary reduction agreement with his Employer to provide that the Participant agrees to accept a reduction in salary from the Employer equal to from one percent (1%) to ten percent (10%) of his Compensation, in whole percentages. Effective January 1, 1995, the 10% limit in the preceding sentence shall be replaced by a 12% limit.

               The salary reduction amounts shall be called the Pre-Tax Savings Contributions.

               An Employer may amend or revoke any salary reduction agreement entered into by a Participant if the Employer determines that such a revocation or amendment is necessary to ensure that the additions to a Participant's Accounts for any Plan Year will not exceed the limitations set forth in Article IV of the Plan. Effective for the period November 16, 1994 through December 31, 1994, the ten percent limitation on Pre-Tax Savings Contributions shall be replaced by a ninety-six percent (96%) limitation. However, Notwithstanding the preceding sentence, a Participant's salary reduction percentage shall be limited to that percentage which results in his aggregate salary reduction percentage for 1994 being no greater than 12%.

          (b) Subject to the limitations set forth in Article IV of the Plan, a Participant may elect to make After-Tax Savings Contributions to the Trust Fund in any Plan Year during which he is a Participant in an amount equal to between one percent (1%) and ten percent (10%) of his Compensation, in whole percentages. These contributions shall be deducted from the Participant's Compensation each pay period. In addition, a Participant may contribute in any Plan Year an amount which, together with all other contributions made by that Participant in prior Plan Years, will cause his total contribution not to exceed ten percent (10%) of the Compensation received by him during all Plan Years that he has been a Participant in the Plan. This amount shall be paid by the Participant either as a payroll deduction as specified in writing by the Participant in a form approved by the Company or by a cash payment to the

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               Trustee.  A Participant who elects to make additional
               contributions by payroll deduction shall complete an Authorization of Payroll Deduction Form as prescribed by the Company. As soon as practicable, the Company shall pay the amounts so paid or deducted to the Trustee to be held and administered in trust pursuant to the Trust Agreement.

          (c) The Company shall direct the Trustee to establish and maintain a Pre-Tax Savings Contribution Account and an After-Tax Savings Contribution Account in the name of each Participant who elects to make Pre-Tax Savings Contributions and After-Tax Savings Contributions.

          (d) A Participant may change the amount or percentage of his Pre-Tax Savings Contributions or his After-Tax Savings Contributions at any time, but effective with the next subsequent pay period, by filing another authorization form with the Company at least two weeks prior to the effective date of the change.

          (e) A Participant may elect in writing to discontinue his Pre-Tax Savings Contributions or his After-Tax Savings Contributions by notifying the Company at least two weeks before the end of any pay period. In the event of a discontinuance of his Pre-Tax Savings Contributions he shall cease to be a Participant. An Employee may resume making Pre-Tax Savings Contributions only after the expiration of a waiting period following the date of discontinuance, as specified in Section 2.03(b).

          (f) Distribution of a Participant's Pre-Tax Savings Contribution Account shall not commence prior to the earlier of his death, Total and Permanent Disability or termination of employment, except upon demonstration of hardship, as described in Article XI of the Plan or pursuant to a qualified domestic relations order described in Section 6.13.

3.04      ROLLOVER CONTRIBUTIONS

          An Employee shall be entitled to contribute to the Plan all or any part of the property he has received from any trust which forms a part of a trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or from an employee annuity plan described in Section 403(a)(1) of the Code, or from an individual retirement account described in Section 408(a) of the Code (if the entire amount received represents the entire amount

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          in the account or the entire value of the annuity, and the entire amount is solely attributable to rollover contributions from an employee trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code and any earnings on such sum), which is paid or distributed to the Employee in one or more distributions which constitute all or part of the balance in his account distributed as a result of a termination of a plan or a discontinuance of contributions to a profit sharing or stock bonus plan or lump sum distribution within the meaning of Section 402(e)(4)(A) of the Code (determined without reference to Section 402(e)(4)(B) of the Code). This paragraph is effective for contributions prior to January 1, 1993.

          Effective January 1, 1993, an Employee shall be entitled to contribute to the Plan all or any part of the property he has received from any trust which forms a part of a trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or from an employee annuity plan described in Section 403(a)(1) of the Code so long as such contribution is non-taxable under Code Section 402(c) or 402(e)(6).

          The right of contribution shall extend only from the date of such receipt for a period of sixty (60) calendar days. The Trustee shall create a separate Rollover Contribution Account for the Employee to which shall be credited his Rollover Contributions. The Rollover Contribution Account shall be invested with the other assets of the Plan in the investment fund or funds selected by the Employee in accordance with the rules stated herein and the Employee at all times shall be fully vested in his Rollover Contribution Account. An Employee may withdraw all or a portion of the value of his Rollover Contribution Account, but not less than one hundred dollars ($100), per withdrawal. Such election must be in writing and must be submitted at least thirty (30) days prior to the effective date of the withdrawal and must be in a form approved by the Company.

                                   ARTICLE IV.

               ALLOCATIONS, ACCOUNTING AND ADJUSTMENTS

4.01      COMPOSITION OF TRUST FUND

          All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation and depreciation, shall constitute a single fund known as the Trust Fund. The Trust Fund shall consist of an investment fund or funds established by the Company. A separate

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          Employer Contribution Account shall be maintained for each Participant with respect to each Employer of such Participant. A Pre-Tax Savings Contribution Account and an After-Tax Savings Contribution Account shall be maintained for each Participant with respect to each Employer of such Participant. A Rollover Contribution Account shall be maintained for each Employee who elects to make Rollover
          Contributions. Each Participant's Accounts shall be further subdivided into one, two or more sub accounts to reflect the percentage of the contributions which are invested in the various investment funds described above, as appropriate.

4.02      ALLOCATION OF EMPLOYEE CONTRIBUTIONS

          As of each Valuation Date, the Pre-Tax Savings Contributions and the After-Tax Savings Contributions made to the Plan during such Plan Year by each Participant shall be credited to the Pre-Tax Savings Contribution Account or the After-Tax Savings Contribution Account of each Participant, as appropriate.

4.03      ALLOCATION OF EARNINGS AND DISTRIBUTIONS TO ACCOUNTS

          The increase or decrease in the net worth of each investment fund shall be allocated among the accounts of Participants who have a portion of their Account Balances invested in that investment fund on the Valuation Date in accordance with such rules as the Trustee shall determine.

4.04      ALLOCATION OF EMPLOYER CONTRIBUTIONS

          Upon actual contribution of the Employer's contribution for each Plan Year, and effective as of the last day of each Plan Year, and after the allocation of earnings, the Employer contribution for such Plan Year shall be allocated to the Employer Contribution Accounts of all Participants who are Employees of the Employer who make contributions pursuant to Section 3.03(a) and are either (a) actively employed by such Employer on the last day of such Plan Year and have completed at least one thousand (1,000) Hours of Service during such Plan Year, or
          (b) terminate employment during the Plan Year on account of retirement on or after age sixty (60), Total and Permanent Disability or death, in the proportion that such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year. When all or a portion of the Employer contribution is made in the form of Shares, the allocation of Shares to Participants' Accounts shall be

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          made as though cash had been contributed in an amount equal to the fair market value of the stock at the time such contribution is made.

4.05      ALLOCATION OF FORFEITURES

          Upon actual contribution of the Employer's contribution for each Plan Year, and effective as of the last day of each Plan Year, after the allocation of earnings, any Forfeitures which have become available during such Plan Year due to the former Participants who had been in the employ of the Employer shall be allocated to the Employer Contribution Accounts of all Participants employed by that Employer who make the contributions required by Section 3.03(a) and are either
          (a) actively employed by such Employer on the last day of such Plan Year and have completed at least one thousand (1,000) Hours of Service during such Plan Year, or (b) terminate employment during the Plan Year on account of retirement on or after age sixty (60), Total and Permanent Disability or death, in the proportion that such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year. When a Participant forfeits an interest in the Stock Contribution Fund, the Shares which are a component of the Forfeiture will be allocated to Participant's Accounts in the same manner as the remainder of the Forfeiture.

4.06      MAXIMUM ANNUAL ADDITIONS

          (a) The sum of the following additions to a Participant's Accounts in any Plan Year shall not exceed the lesser of (1) thirty thousand dollars ($30,000), or such other amount as may be established by the Secretary of the Treasury pursuant to Section 415 of the Code, or (2) twenty five percent (25%) of the Participant's Compensation (minus 401(k) salary deferral contributions) for such Plan Year:

               (i)       The Employer contributions.

               (ii)      The Pre-Tax Savings Contributions.

               (iii)     The Participant's After-Tax Savings Contributions.

               (iv)      The Forfeitures.

          (b) In the event that such additions to a Participant's Accounts in any Plan Year would, in the absence of these rules, be in excess of the maximum annual limits, the following adjustments shall be made, in the order listed, to the extent necessary to bring the additions within the required limits:

               (i) Any After-Tax Savings Contributions shall be returned to him together with earnings thereon if any.

               (ii) A portion of the Participant's Pre-Tax Savings Contribution shall be returned to him together with earnings thereon if any; provided, that, in the event that such a return would reduce his Pre-Tax Savings Contributions below the minimum amount required to be a Participant he shall nevertheless be treated as making minimum Pre-Tax Savings Contributions hereunder for the Plan Year.

              (iii) The Employer contributions, if any, otherwise allocable to the Participant's Employer Contribution Account shall be reduced, and the amount of such reduction shall be credited to a suspense account (which shall not share in the allocation of earnings) and shall be applied to reduce Employer contributions in the succeeding Plan Year.

          (c)  To the extent not expressly set forth herein, the rules of Code
               Section 415 are hereby incorporated by reference.

4.07      DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS

          If it is determined that, as a result of the limitations of Section 415(e), there must be a reduction in the Participant's combined benefits, then the Employer shall make any necessary reduction under the defined benefit plan.

4.08      PARTICIPANT ELECTION OF INVESTMENT FUNDS

          Each Participant in the Plan may select the investment fund or funds in which his Accounts shall be invested. Each such initial election shall be made in writing on forms to be furnished by the Plan Administrator and shall specify that portion of the Participant's existing Account Balance on the date of such election to be invested in the investment fund or funds established by the Company, based upon a percentage increment, as established by the Company, of the Participant's Account Balance. Each of the Participant's Accounts shall be invested in the same proportions in each such fund. Changes in the Account Balances invested in the specified funds due to Employer or Employee contributions, Forfeitures and earnings and losses shall not require reallocation of the Account Balances in the specified proportions unless subsequently elected by the Participant.

          The Participant may also elect the portion of the future Employer contributions, Pre-Tax Savings Contributions and After-Tax Savings Contributions and Forfeitures to be invested in the investment fund or funds established by the Company, based upon a percentage increment, as established by the Company, of such contributions or Forfeitures.

          A Participant may change his investment fund elections by informing the Plan Administrator either in writing or by phone, in a manner established by the Company. The frequency that a Participant may change such elections shall be established by the Company.

          If no election form has been executed by the Participant and submitted to the Trustee by the Plan Administrator, the entire Account Balance shall be invested one or more investment funds as determined by the Company.

4.08A     CMC STOCK FUND

          Effective with the effectiveness of a Registration Statement filed with the Securities and Exchange Commission regarding the Plan, the Company may maintain an investment fund to be called the CMC Stock Fund, which shall be separate from the Stock Contribution Fund described in Article XIII hereto, but which shall be invested in Shares and cash and cash equivalents pending the purchase of Shares, and the purchase of Shares shall subject to the rules stated below, be purchased as soon as practical after the receipt of contributions or transferred amounts.

          Except as hereafter set forth in this Section 4.08A, the rules set forth in Section 4.08 applicable to investment funds generally shall apply to the CMC Stock Fund. However, in no event may a Participant direct that more than 25% of his Account Balance exclusive of that portion of his Account Balance in the Stock Contribution Fund (determined immediately after the effectiveness of said direction) be invested in the CMC Stock Fund.

          The purchase of Shares by and for the CMC Stock Fund shall be suspended whenever the Trustee shall determine that Shares are not then readily available or whenever the Company shall direct the Trustee to suspend such purchases because, in the Company's sole judgment, the purchase of additional Shares at such time is not in the best interests of the Participants or might adversely affect the status of the Plan under Section 401(a) of the Code.

          Brokerage commissions, transfer taxes and other charges and expenses incurred by the Plan in connection with the CMC Stock Fund shall be charged to that fund to the extent such amounts are not paid by the Company.

          The Trustee may establish uniform guidelines for minimum amounts of Shares which may be purchased at any one time, and other similar guidelines for purposes of administrative convenience. The rules of Sections 13.011, 13.012 and 13.02 13.05 hereof shall apply to the CMC Stock Fund in a manner similar to their application to the Stock Contribution Fund.

4.09      401(k) DISCRIMINATION LIMITATIONS

          In no event shall any Employer make Pre-Tax Savings Contributions for any Plan Year that would result in the actual deferral percentage of the highly compensated employees who are Participants, as defined below, exceeding the actual deferral percentage of the group of all other Participants by the amount and/or proportion permitted under the rule of (a) or (b) below whichever would allow the actual deferral percentage of the highly compensated Participants to be larger.

          (a) The actual deferral percentage for the highly compensated Participants is not more than the actual deferral percentage of all other Participants multiplied by 1.25; or

          (b) The excess of the actual deferral percentage for the highly compensated Participants over the actual deferral percentage of all other Participants is not more than two percentage points, and the actual deferral percentage for the highly compensated Participants is not more than the actual deferral percentage of the other Participants multiplied by 2.

          The actual deferral percentage of each group of Participants for any Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (A) the Pre-Tax Savings Contributions made on behalf of each Participant for such Plan Year, to (B) such Participant's Compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Pre-Tax Savings Contributions made on behalf of the highly compensated Participants in the following manner: First, the Pre-Tax Savings Contribution made on behalf of the Participant who elected 12 percent during such Plan Year shall be reduced to 11 percent on a pro rata basis (i.e., a specified percentage of each dollar in this category shall not be allocated to or remain in such Participant's Pre-Tax Savings Contribution Account); second, the Pre-Tax Savings Contribution made on behalf of each Participant who elected 11 percent during such Plan Year shall be reduced to 10 percent. This process shall be continued until such limitation is met. Any such reduction in the Pre-Tax Savings Contribution made on behalf of such Participant shall be refunded to him together with any income allocable to such Pre-Tax Savings Contributions as soon as administratively possible but in no event later than March 15 of the immediately succeeding Plan Year.

4.10      401(m) LIMITATIONS

          In no event shall any Employer make Employer contributions for any Plan Year that would result in the contribution percentage of the highly compensated employees who are Participants, as defined below, exceeding the contribution percentage of the group of all other Participants by the amount and/or proportion permitted under the rule of (a) or (b) below whichever would allow the contribution percentage of the highly compensated Participants to be larger.

          (a) The contribution percentage for the highly compensated Participants is not more than the contribution percentage of all other Participants multiplied by 1.25; or

          (b) The excess of the contribution percentage for the highly compensated Participants over the contribution percentage of all other Participants is not more than two percentage points, and the contribution percentage for the highly compensated Participants is not more than the contribution percentage of the other Participants multiplied by 2.

          The percentage of each group of Participants for any Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (A) After-Tax Savings Contributions, Employer contributions and, if the Plan Administrator so elects, the Pre-Tax Savings contributions made on behalf of each Participant for such Plan Year, to (B) such participant's compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall first refund After-Tax Savings Contributions and thereafter reduce Employer contributions allocated to the highly compensated Participants pro rata to the allocations made.

          Any such reduction in the Employer contribution allocated to such Participant together with any income allocable to such contributions shall be distributed to the Participant as soon as administratively possible but in no event later than March 15 of the immediately succeeding Plan Year.

4.11      DEFINITIONS APPLICABLE TO SECTIONS 4.09 AND 4.10

          For purposes of Section 4.09 and 4.10, the term "Participant" includes all Covered Employees who have met the service requirements of Section
          2.01 and who continue to be employed regardless of whether they have filed an election to reduce Compensation as provided for in Section 3.03.

4.12      $7,000 LIMITATION

          In no event shall any Participant's Pre-Tax Savings Contributions for any Plan Year exceed $7,000 or such higher amount as may be permitted under Code Section 402(g). In the event that any Pre-Tax Savings Contributions in excess of that amount are in fact, made, such excess shall be returned to the Participant no later than April 15 in the year following the Plan Year in which such excess Pre-Tax Savings Contributions were made.

4.13      401(k) TESTING RULES

          For purposes of determining whether the actual deferral percentage test of Code Section 401(k) is satisfied, the rules below will apply:

          (a) If two or more Employer plans are aggregated in accordance with the Plan Aggregation Rules, all Pre-Tax Contributions and Employer contributions ("Elective Contributions") are to be treated as made under a single plan.

          (b) The actual deferral percentage of a highly compensated Participant (as defined below) is determined by treating all cash or deferred arrangements for which the highly compensated Participant is eligible (other than those plans which are Permissive Aggregation Groups) as a single arrangement.

          (c) The actual deferral percentage for a group or individuals subject to the Family Aggregation Rules is determined by combining Pre-Tax Contributions, Compensation, and amounts treated as Pre-Tax Contributions of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the Compensation, and amounts treated as Pre-Tax Contributions of all Family Members are disregarded in determining the actual deferral percentages for the groups of highly compensated Participants and nonhighly compensated Participants.

4.14      401(m) TESTING RULES

          For purposes of determining whether the Plan satisfies the actual contribution percentage test of Code Section 401(m), the following rules shall apply.

          (a) For purposes of determining the actual contribution percentage, if an individual is subject to the Family Aggregation Rules, the contribution percentage shall be calculated as if the Family Aggregation Group is one individual. Further, if Employer contributions are treated as a Pre-Tax Contribution to satisfy the actual deferral percentage test described in Code section 401(k)(3), those Employer contributions shall not be taken into account to satisfy the requirements of the actual contribution percentage test under Code section 401(m)(2).

          (b) All Pre-Tax Contributions and Employer contributions that are made under two or more plans which are aggregated in accordance with the Plan Aggregation Rules shall be treated as under a single plan.

          (c) The actual contribution percentage of a highly compensated Participant (as defined herein) will be determined by treating all plans as a single plan provided the plans are subject to section 401(a), highly compensated Participants are eligible for the plans, and the plans are part of a Required Aggregation Group.

          (d) For a highly compensated Participant or 5 Percent Owner who is subject to the Family Aggregation Rules, the actual contribution percentage for the Family Aggregation Group (which is treated as one highly compensated Participant) is the ratio determined by combining the Pre-Tax Contributions, Employer contributions and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and Compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of highly compensated Participants and nonhighly compensated Participants.

          (e) For a highly compensated Participant whose actual contribution percentage is determined under the Family Aggregation Rules, the determination of the amount of excess aggregate contributions shall be made by reducing the excess aggregate contributions which are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

4.15      NON-DISCRIMINATION TESTING RULES

          For purposes of the actual deferral percentage test in Section 4.09 and the actual contribution percentage test in Section 4.10 the following rules and definitions shall apply:

          (a) For purposes of determining who is a highly compensated Participant for a particular Plan Year the following rules shall be applied:

               (i) For purposes of determining the group of highly compensated Participants for a "Determination Year", the Determination Year shall be the Plan Year.

               (ii) For purposes of any "Look-Back Year" calculation in determining the group of highly compensated Participants, the Look-Back Year shall be the twelve month period immediately preceding the Determination Year.

               (iii) For these purposes, the "Top Paid Group" is the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid for services during such Plan Year. For these purposes, Compensation is the same as defined in Section 4.15(b).

          (b) A "highly compensated Participant" shall mean any Participant who, during the year or the preceding year:

               (i)       was at any time a 5 Percent Owner;

               (ii) received Compensation from the Employer in excess of $75,000 (or such other amount as determined when cost-of-living adjustments are made under Section 415(d));

               (iii) received Compensation from the Employer in excess of $50,000 (or such other amount as provided by the

                         Code) and was in the Top-Paid Group of Employees for such year; or

               (iv) was at any time an officer and received Compensation greater than 50 percent of the amount in effect under
                         Section 415(b)(1)(A) for such year.

          (c) A "5 Percent Owner" is any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.

          (d) For purposes of this Section, "Compensation" shall be construed in accordance with Code Section 414(q)(7).

4.16      DUAL LIMITATION

          To the extent required by applicable law, in no event will the sum of the actual deferral percentage as described in Section 4.09 and the contribution percentage as described in Section 4.10 for highly compensated employees who are Participants exceed the sum of:

               (i)  125% of the greater of

                    (a) the actual deferral percentage of all other Participants, or

                    (b)  the contribution percentage of all other
                         Participants; and

               (ii) Two plus the lesser of

                    (a) the actual deferral percentage of all other Participants, or

                    (b)  the contribution percentage of all other
                         Participants, but in no event shall this amount exceed 200% of the lesser of those two amounts.

               If this aggregate limitation would otherwise be exceeded, the Plan Administrator shall determine whether to distribute excess Pre-Tax Savings Contributions or distribute excess After-Tax Savings

          Contributions or Employer contributions to highly-compensated employees who are Participants, and the generally applicable rules will be followed for the distribution of the type of contribution chosen.


                                   ARTICLE V.

                                     Vesting

5.01      EMPLOYEE CONTRIBUTION ACCOUNTS AND ROLLOVER CONTRIBUTION ACCOUNT

          A Participant (or Employee with respect to his Rollover Contribution Account who is not a Participant) shall at all times have a fully vested, nonforfeitable interest in his Pre-Tax Savings Contribution Account, his After-Tax Savings Contribution Account and his
          Rollover Contribution Account.

5.02      EMPLOYER CONTRIBUTION ACCOUNT

          A Participant shall have a fully vested, nonforfeitable interest in his Employer Contribution Account on the first to occur of the follow ing events:

          (a)  his sixtieth (60th) birthday,

          (b) the date on which he shall be determined to have a Total and Permanent disability,

          (c)  the date of his death, or

          (d)  his completion of six (6) Years of Service.

5.03      TERMINATION OF EMPLOYMENT

          (a) If a Participant withdraws from Plan participation or terminates employment for any reason other than Total and Permanent Disability or death and before the completion of six (6) Years of Service or before his sixtieth (60th) birthday, he shall be vested in the percentage of his Employer Contribution Account set forth in the following table:

                    Completed Years
                      of Service             Vested Percentage
                    ---------------          -----------------

                     less than 1                0%
                           1                    20%
                           2                    30%
                           3                    40%
                           4                    60%
                           5                    80%
                      6 or more                100%

          (b)  The portion of the Participant's Employer Contribution
               Account in which he is not vested at his termination of employment shall be declared a Forfeiture on the last day of the Plan Year in which his termination of employment occurred. The Forfeiture shall be taken from the investment funds in which his Account was invested pro rata to the value of his Account's interest in the investment funds. Such Forfeiture shall be reallocated among the remaining Participants employed by the Employer who employed the former Employee as described above.

          (c) If a Participant returns to the employ of an Employer and rejoins the Plan before he incurs five (5) consecutive One-Year Breaks in Service, the portion of his Employer Contribution Account that had been forfeited shall be reinstated to his Employer Contribution Account in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding his termination of employment, by using the Forfeitures for the Plan Year in which his reemployment occurred. If the Forfeitures are insufficient to restore the forfeited amount in the year of reemployment, the remainder shall be restored by the earnings of the Trust Fund. If the earnings of the Trust Fund are insufficient to restore the forfeited amount in the year of reemployment, the remainder shall be restored by an Employer contribution. If a Participant who is reemployed shall again incur a termination of employment or a withdrawal from Plan participation under circumstances in which he is not fully vested in his Employer Contribution Account, the portion of his Employer
               Contribution Account in which he is vested shall be determined by adding to the amount actually held by the Trustee any amount previously distributed to him, the vested percentage shall be applied to this total, the amount of the previous distribution shall be subtracted, and the remaining amount shall be his vested balance. The non-vested percentage of a Participant's Employer Contribution Account shall not share in the earnings or losses of the Trust Fund during his absence from the Employer.

5.04      EFFECT OF ONE YEAR BREAK IN SERVICE

          If a Participant or Employee incurs a One-Year Break in Service and is thereafter reemployed by an Employer, he shall regain his Years of Service earned before such One-Year Break in Service upon such reemployment and rejoining the Plan.

          If a vested or partially-vested Participant or Employee incurs a One-Year Break in Service and is thereafter reemployed by an Employer, he shall regain his Years of Service earned before such One-Year Break in Service upon reemployment with an Employer and rejoining the Plan.


                                   ARTICLE VI.

                           Time and Method of Payment


6.01      EVENTS AND MANNER OF PAYMENT

          A Participant shall be entitled to receive payment of his benefits upon his retirement, Total and Permanent Disability or termination of employment for any other reason. A Participant's Beneficiary shall be entitled to receive payment of the Participant's benefits upon the death of the Participant.

          Whenever the Plan Administrator shall direct the Trustee to make payment to a Participant or his Beneficiary, the Plan Administrator shall direct the Trustee to pay the vested value of the Participant's Account Balance (determined as of the Valuation Date coincident with or next following the Participant's termination of employment) to or for the benefit of the Participant or his Beneficiary as a lump sum, in cash.

          If the distribution is due to the death of the Participant, the distribution shall be made to the Participant's Beneficiary only if the Participant was unmarried at death or if the Participant and his spouse both elected to have the benefit paid to a Beneficiary, subject to Section 6.04.

          Payment to a five percent (5%) owner of an Employer (as described in Section 416(i) of the Code) shall be made or commenced no later than the April 1 following the calendar year in which he attains age seventy and one half (70-1/2), whether or not he has retired. Effective January 1, 1989, this rule shall apply to all Participants.

          Payment shall be made or commenced as soon as administratively practical after the close of the Plan Year in which the employment of the Participant terminates, unless (a) the Participant, or his spouse in the event of his death, agrees to a later date, but not later than the April 1 following the calendar year in which he attains or would have attained age seventy and one half (70-1/2), and (b) the Company consents to such later date.

6.02      DISTRIBUTION OF UNALLOCATED EMPLOYEE CONTRIBUTIONS

          If on the date of termination of a Participant's employment, the Company shall be holding contributions made by or on behalf of the Participant but not yet allocated to his Accounts, the Company shall pay such amounts either directly to the Participant (or his Beneficiary, as the case may be) or to the Trustee, to be distributed by the Trustee in accordance with Section 6.01.

6.03      CERTAIN RETROACTIVE PAYMENTS

          If the amount of the payment required to commence on the date determined under Section 6.01 cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty
          (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.

6.04      BENEFICIARY

          (a) If a Participant is married on the date of his death, the Beneficiary of such Participant shall be his spouse, unless the Participant's spouse consents in writing not to be said Beneficiary and such written consent is witnessed either by the Plan Administrator or by a notary public. Notwithstanding the foregoing, this paragraph (a) shall not apply if it is established to the Plan Administrator's satisfaction either that the spouse cannot be located or that other circumstances set forth in regulations promulgated under Section 417 of the Code which preclude the necessity of the spouse's consent are present with respect to the Participant.

          (b) Except as otherwise provided in paragraph (a), each Participant shall have the right to designate, by giving a written designation to the Plan Administrator, a Beneficiary to receive any death benefit which may become payable upon the death of such Participant. Successive designations may be made, and the last designation received by the Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated Beneficiary shall die before the Participant, his interest shall terminate, and, unless otherwise provided in the Participant's designation, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. Except as otherwise provided in paragraph (a), the Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

          (c) If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits shall be paid:

               (i)       to his surviving spouse;

               (ii) if there is no surviving spouse, to his descendants (including legally adopted children and their descendants) PER STIRPES; or

               (iii) if there is neither a surviving spouse nor surviving descendants, to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.

          (d) The Plan Administrator may determine the identity of the distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.


6.05      ADMINISTRATIVE POWERS RELATING TO PAYMENTS

          If a Participant or Beneficiary is a minor or is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Plan Administrator, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Plan Administrator shall direct:

          (a)  directly to such Participant or Beneficiary;

          (b)  to the legal representative of such Participant or Beneficiary;
               or

          (c) to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

          Any payment made pursuant to this Section 6.05 shall be in complete discharge of the obligation for such payment under the Plan.

6.06      BENEFITS OF PERSONS WHO CANNOT BE LOCATED

          If the Plan Administrator notifies a Participant or Beneficiary in writing at his last known address that he is entitled to benefits under the Plan and the Participant or Beneficiary fails to claim his benefits within five (5) calendar years after notification, his benefits shall be distributed to the person or persons who would have been entitled to the benefits in the event of the death of the Participant or Beneficiary whose whereabouts is unknown, assuming that such death had occurred on the distribution date following the fifth anniversary of the mailing of the notification.

6.07      ELECTION OF PRE-TEFRA DISTRIBUTION

          Anything to the contrary notwithstanding, if any Participant has delivered to the Plan Administrator, on or before December 31, 1983, an election as to the form in which his benefits are to be distributed, which election is qualified under Section 242(b)(2) of TEFRA, and if such election has not been revoked, the distribution of his benefits shall be made in accordance with the express terms of such election.

6.08      RESTRICTIONS ON RECEIPT OF TRANSFER

          This Plan shall not accept any involuntary trustee-to-trustee transfers but may accept rollovers (including direct rollovers) from a plan which is subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

6.09      DISTRIBUTION UPON SALE OF IMECO, INC.

          This Section is effective June 30, 1993. Upon the sale by the Company of its wholly owned subsidiary, Imeco, Inc., pursuant to that certain Stock Purchase Agreement, by and between the Company and York International, Inc., dated ____________, 1993
          (the "Stock Purchase Agreement"), each Participant employed by
          Imeco, Inc. on the day of the transfer of the Imeco stock pursuant to the Stock Purchase Agreement shall have a fully vested, nonforfeitable interest in his Employer Contribution Account. The Plan Administrator shall direct the Trustee to transfer the Account Balances of the Participants described in this Section 6.09 to the York International, Inc. Plan if the Plan Administrator determines that all the requirements of Section 414 of the Internal Revenue Code, relating to transfer of plan assets, have been fulfilled.

6.10      TRANSFER TO OTHER PLAN

          This Section is effective June 30, 1993. The Trustee, upon written direction by the Employer, shall transfer some or all of the assets held under the Trust to another plan or trust designated by the Employer meeting the requirements of the Code relating to qualified plans and trusts, whether such transfer is made pursuant to a merger or consolidation of this plan with such other plan or trust or for any other allowable purpose.

6.11      CERTAIN DISTRIBUTIONS

          Distributions under this Plan shall generally be made only to the person who is entitled to the same. However, distributions made in the circumstances described below shall constitute the discharge of the Trustree's and Plan Administrator's obligations hereunder.

          (a) Pursuant to Section 6.12 below, the Plan Administrator may, at the request of a Distributee, direct the Trustee to transfer all or part of such distribution to the trustee or custodian of any tax qualified plan or individual retirement arrangement, provided, however, that the Distributee must satisfy the Plan Administrator that such transfer can be made tax-free.

          (b) Distributions to minors or persons under legal disability may be made in the discretion of the Trustee: (i) directly to such persons; (ii) to the guardian of such persons; or (iii) by expending such amounts for the education and/or maintenance of said persons.

6.12      ROLLOVER DISTRIBUTIONS

          Effective January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          For the purposes of this Section 6.12, the following definitions apply:

          (a) An "Eligible Rollover Distribution" is any distribution of all or any part of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) An "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c) A "Distributee" includes an employee or former employee. In addition, the employee's spouse or former spouse who is the Alternative Payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, is a Distributee with regard to the interest of the spouse or former spouse.

          (d) A "Direct Rollover" is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

6.13      QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

          Notwithstanding any other restriction upon the time when benefits are to be paid herein, the Plan Administrator may make a lump sum payment to any Alternate Payee under a Qualified Domestic Relations Order, as soon as administratively possible after the receipt and verification of such Order.

                                  ARTICLE VII.

                               Management of Funds

7.01      APPOINTMENT OF TRUSTEE

          A Trustee shall be appointed by the Company to administer the Trust Fund. The Trustee shall serve at the pleasure of the Company, and shall have the rights, powers and duties set forth in the Trust Agreement. All assets of the Trust Fund shall be held, invested and reinvested by the Trustee.

7.02      ASSETS OF TRUST

          All contributions under this Plan shall be paid to the Trustee and, except as provided in Section 7.03, all assets of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, spouses, former Participants and Beneficiaries, and shall be used to pay benefits to such persons, or to pay expenses of administration of the Plan and Trust to the extent not paid by the Company.

7.03      REVERSION OF EMPLOYER CONTRIBUTIONS

          At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

          Notwithstanding the above, in the case of a contribution which is made by the Employer by a mistake of fact, such contribution may be returned to such Employer within one (1) year after the payment of the contribution to the Trust Fund. If a contribution is conditioned on qualification of the Plan under Section 401 of the Code, and if the Plan does not qualify, then such contribution may be returned to such Employer within one (1) year after the date of denial of qualification of the Plan. If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, such a contribution may be returned to such Employer within one (1) year after the disallowance of the deduction.

                                  ARTICLE VIII.

                             Administration of Plan

8.01      PLAN ADMINISTRATOR

          The Company may appoint a Plan Administrator who shall serve at the pleasure of the Board. The Plan Administrator shall have the powers and duties of a plan administrator under ERISA and the Code, except such powers and duties as may be delegated to the Trustee or other fiduciaries.

8.02      RIGHTS, POWERS AND DUTIES OF PLAN ADMINISTRATOR

          The Plan Administrator shall have such authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers and duties:

          (a) The Plan Administrator shall adopt rules governing its procedures not inconsistent herewith, and shall keep a permanent record of its meetings and actions. The Plan Administrator shall maintain the Accounts of Participants and Beneficiaries under the Plan or shall cause them to be maintained under its direction.

          (b) The Plan Administrator shall direct the Limited Co-Trustee in writing to make payments from the Trust Fund to persons who qualify for such payments hereunder. Such written order shall specify the name of the person, his address, and the amount and frequency of such payments. The Plan Administrator shall be entitled to rely upon a certificate of the Company as to the service, age, earnings or other pertinent information regarding a Participant.

          (c) The Plan Administrator shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder which would be discriminatory in favor of those Participants or eligible Employees who are officers, shareholders or highly compensated Employees of an Employer.

          (d) The Plan Administrator shall have the sole responsibility for the administration of the Plan; and, except as herein expressly provided, the Plan Administrator shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency or ambiguity, and its decision or action in respect thereof shall be conclusive and binding upon any and all Participants, spouses, former Participants, Beneficiaries, heirs, distributees, executors, administrators and assigns, subject to the provisions of Article IX.

          (e) The Plan Administrator may employ such counsel and agents in such clerical, medical, accounting and other services as it may require in carrying out the provisions of the Plan, and to rely upon any opinions or reports furnished by them.

          (f) Participants, spouses, former Participants, or their Beneficiaries shall be notified by the Plan Administrator of their right to receive benefits. The Plan Administrator shall establish a uniform procedure for such notification.

          (g) The Plan Administrator shall finally and conclusively decide all questions, problems, and controversies relating to the eligibility of Employees, the determination of Years of Service, Hours of Service and One-Year Breaks in Service. The Plan Administrator shall keep application and authorization forms of all Participants and all communications involving the same, make information available to Participants regarding benefit payment options, and direct the Trustee regarding payment of benefits.

          (h) The Plan Administrator shall establish reasonable procedures which a Participant must follow in verifying his absence for reason of maternity or paternity leave and the length thereof.

8.03      EXERCISE OF PLAN ADMINISTRATOR'S DUTIES

          The Plan Administrator shall discharge its duties solely in the interest of Participants, former Participants and their Beneficiaries:

          (a) for the exclusive purposes of providing benefits to such Participants, former Participants and Beneficiaries and, in the discretion of the Company, defraying reasonable expenses of Plan administration, and

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.04      INDEMNIFICATION OF FIDUCIARIES

          Each Employer shall indemnify all officers and Employees of such Employer assigned fiduciary responsibility under Federal law to the extent that such officers or Employees incur loss or damage which may result from such officers' or Employees' duties, exercise of discretion under the Plan, or any other act or omission hereunder. Such duties, exercises of discretion, acts or omissions will not be indemnified by an Employer in the event that such loss or damage is judicially determined or agreed by the involved officers or Employees to be due to their respective gross negligence or willful misconduct.

8.05      COMPENSATION

          Any individual acting as agent of the Plan Administrator shall serve without compensation for services as such, but all proper expenses incurred by the individual incident to the functioning of the Plan shall be paid from the Trust to the extent not paid by the Company.

8.06      BOND

          No bond or other security shall be required of the Plan
          Administrator for the faithful performance of its duties, except as may be required by ERISA, the Code or by any other state or Federal law or regulation.


                                   ARTICLE IX.

                                Claims Procedures

9.01      INFORMAL REVIEW

          A Participant or former Participant shall request the payment of his benefits under the Plan by completing the appropriate forms upon his termination of employment for any reason and returning them to the Plan Administrator. In the event that such Participant's employment terminates by reason of death, such request shall be made by his Beneficiary.

          Any Participant, former Participant or Beneficiary of either, who wishes to request an informal review of a claim for benefits or who wishes an explanation of a benefit or its denial may direct to the Plan Administrator a written request for an informal review. The Plan Administrator shall respond to the request by issuing a notice to the claimant as soon as possible but in no event later than sixty (60) days from the date of the request. This notice furnished by the Plan Administrator shall be written in a manner calculated to be understood by the claimant and shall include the following:

          (a)  The specific reason or reasons for any denial of benefits;

          (b)  The specific Plan provisions on which any denial is based;

          (c) A description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed; and

          (d)  An explanation of the Plan's formal claim review procedure.

          If the claimant does not respond to the notice, posted by first class mail to the address of record of the Plan Administrator, within one hundred and twenty (120) days from the posting of the notice, the claimant shall be considered satisfied in all respects. If the Plan Administrator fails to respond to the claimant's written request for an informal review, the claimant shall be entitled to proceed to the formal claim review procedure described in Section 9.02. All decisions by the Plan Administrator are subject to Section 9.02, final, conclusive and binding with respect to all parties.

9.02      FORMAL REVIEW

          In the event that the notice concerning the informal review is insufficient to satisfy the claimant, the claimant or his duly authorized representative shall submit to the Plan Administrator within one hundred and twenty (120) days of the mailing date of the notice, a written notification of appeal of the claim denial.

          The notification of appeal of the claim denial shall permit the claimant or his duly authorized representative to utilize the following formal claim review procedures:

          (a)  to review pertinent documents; and

          (b) to submit issues and comments in writing to which the Plan Administrator shall respond.

          The Plan Administrator shall furnish a written decision on formal review not later than sixty (60) days after receipt of the notification of appeal, unless special circumstances require an extension of the time for processing the appeal. In no event, however, shall the Plan Administrator respond later than one hundred and twenty
          (120) days
          after a request for a formal review. The decision on formal review shall be in writing and shall include specific reasons for the decision, and shall be written in a manner calculated to be understood by the claimant and contain specific reference to the pertinent Plan provisions on which the decision is based.


                                   ARTICLE X.

                            AMENDMENT AND TERMINATION

10.01     TERMINATION

          (a) It is the expectation of the Company that it shall continue this Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of the Company; and the right is reserved by the Company and each Employer at any time to permanently discontinue its contributions hereunder. In the event that the Plan is terminated in whole or in part or if contributions by the Company or an Employer are completely discontinued, the interest of all affected Participants shall be fully vested and nonforfeitable.

          (b) This Plan may be terminated by the Company, by action of its board of directors, at any time. Such termination shall becomes effective upon written notice to the Trustee. An Employer, by actions of its board of directors, may terminate the Plan as to its Employees, at any time, with the consent of the Company.

          (c) Upon termination of the Plan, further payment of the Company contributions to the Trust shall cease. The Trustee shall notify each Participant of the termination of the Plan.

               Each Participant who terminates employment at the time of Plan termination shall be entitled to receive the entire amount of his Account balances and the Trustee shall make payment to each Participant of such amount in cash or in assets of the Trust Fund, as the Trustee shall determine. If, on termination of the Plan, a Participant remains an Employee of the Company, the amount of his benefits shall be retained in the Trust until after his termination of employment and shall be paid in accordance with Section 6.01.

          (d) If any Employer other than the Company terminates its participation in the Plan or completely discontinues its contribution, the amounts credited to the Participants' Ac counts of such Employer shall be fully vested and nonforfeitable, and with respect to each such Participant who immediately thereafter is employed by another Employer not terminating its participation or discontinuing its contributions, the Plan Administrator shall transfer such amounts to an Account in the Employee's name with such other Employer. Such Account shall be fully vested and nonforfeitable.

10.02     RIGHT TO AMEND, MODIFY, CHANGE OR REVISE PLAN

          The Company, by action of its board of directors, may at any time and from time to time amend, modify, change or revise this Plan in whole or in part, by notice thereof in writing delivered to the Trustee; provided, however:

          (a) That no amendment shall have the effect of vesting in the Company any interest in or control of any funds, securities or other property subject to the terms of the Trust;

          (b) That no amendment shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in
               Section 7.03;

          (c) That no amendment shall have any retroactive effect as to deprive any Participant, former Participant or Beneficiary of any benefit already accrued; save only that no amendment made in conformance with the provisions of the Code or any other statute relating to employees trusts, or of any official regulation or rulings issues pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary.

10.03     MERGER AND CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS

          In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had terminated).

                                   ARTICLE XI.

                                  MISCELLANEOUS

11.01     NO CONTRACT OF EMPLOYMENT; EMPLOYER RECORDS FINAL

          Nothing herein contained shall be construed to constitute a contract of employment between any Employer and any Employee or create or expand any benefit rights which are not the subject matter of this Plan. The employment records of an Employer and the Trustee's records shall be final and binding upon all Employees as to their rights and participation.

11.02     RESTRICTIONS UPON ASSIGNMENTS AND CREDITOR'S CLAIMS

          Except as otherwise provided in the Plan, no Participant, his estate or any Beneficiary shall have any power to assign, pledge, encumber or transfer any interest in the Trust Fund while the same shall be in the possession of the Trustee. Any such attempt at alienation shall be void. No such interest shall be subject to attachment, garnishment, execution, levy or any other legal or equitable proceeding or process and any attempt to so subject such interest shall be void. The preceding sentences shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order. The Plan Administrator shall establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order. Such procedures must be in writing, must provide for the prompt notification of each person specified in the order as being entitled to payment of benefitsunder the Plan, and must permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee with respect to a domestic relations order.

11.03     RESTRICTION OF CLAIMS AGAINST TRUST

          The Trust under this Plan and agreement from its inception shall be a separate entity aside and apart from the Employers and their assets. The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer. Neither the establishment of the Trust, the modification thereof, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person whomsoever any legal or equitable rights against an Employer or the Trustee unless the same shall be specifically provided for in this Plan.

11.04     BENEFITS PAYABLE BY TRUST

          All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employers assume no liability or responsibility therefor.

11.05     SUCCESSOR TO EMPLOYER

          In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustees of its election to do so.

11.06     APPLICABLE LAW

          The Plan shall be construed and administered in accordance with ERISA and with the laws of Illinois, to the extent that such laws are not preempted by ERISA.

                                  ARTICLE XII.

                              TOP-HEAVY PROVISIONS

12.01     GENERAL

          Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to any Plan Year in which the Plan is deemed to be Top-Heavy.

12.02     DEFINITIONS

          TOP-HEAVY

          The Plan is deemed to be Top-Heavy for any Plan Year if, as of the Determination Date for such Plan Year, any of the following conditions exist:

          (a) If the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of a Required Aggregation Group of plans or a Permissive Aggregation Group of plans;

          (b) If the Plan is part of a Required Aggregation Group of plans (but is not part of a Permissive Aggregation Group of plans) and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

          (c) If the Plan is part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group of plans exceeds sixty percent (60%).

          DETERMINATION DATE means, with respect to any Plan Year, the last calendar day of the immediately preceding Plan Year.

          KEY EMPLOYEE means any Employee or former Employee (or any Beneficiary of such Employee) who, at any time during the Plan Year or any of the four immediately preceding Plan Years, is or was:

          (a) an officer of any Employer whose compensation exceeds fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year;

          (b) a shareholder who owns one of the ten largest interests in an Employer which interest is at least 1/2% if such shareholder's Compensation exceeds the dollar limitation in effect under
               Section 415((c)(1)(A) of the Code;

          (c) a shareholder who owns more than five percent (5%) of the stock of an Employer; or

          (d) a shareholder who owns more than one percent (1%) of the stock of an Employer and whose Compensation for any Plan Year in which he owns such percentage share exceeds $150,000.

          An officer is defined as the actual officer group of an Employer; provided, however, that not more than the greater of three (3) Employees or ten percent (10%) of the Employees (but in no event more than 50 Employees) shall be considered as officers in determining whether the Plan is Top-Heavy).

          NON-KEY EMPLOYEE means any Employee who is not a Key
          Employee.

          PERMISSIVE AGGREGATION GROUP means the Required
          Aggregation Group of plans plus any other plan or plans of an Employer which, when considered as a group with the Required

          Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          REQUIRED AGGREGATION GROUP means the group of:

          (a) Each qualified plan of an Employer in which at least one Key Employee participates; and

          (b) Any other qualified plan of an Employer which enables a plan described in paragraph (a) above to meet the requirements of
               Section 401(a)(4) or Section 410 of the Code.

          TOP-HEAVY RATIO

          (a) If an Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the five (5) Plan Year period ending on the Determination Date has covered or could cover a Participant in this Plan, the Top-Heavy Ratio shall be a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date (including any part of any Account Balance distributed in the five (5) Plan Year period ending on the Determination Date), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five (5) Plan Year period ending on the Determination Date) of all Participants as of the Determination Date, both computed in accordance with Section 416 of the Code. The numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution which is required to be taken into account but unpaid as of the Determination Date.

          (b) If an Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) Plan Year period ending on the Determination Date have covered or could cover a Participant in this Plan, the Top-Heavy Ratio shall be a fraction, the numerator of which is the sum of Account Balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the Account Balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all Participants, determined in accordance with
               Section 416 of the Code. The numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an Account Balance or an accrued benefit made in the five (5) Plan Year period ending on the Determination Date and any contribution required to be taken into account but unpaid as of the Determination Date.

          (c) For purposes of paragraphs (a) and (b) above, the value of the Account Balances and the present value of the accrued benefits shall be determined as of the most recent
               Determination Date. The Account Balances and accrued benefits of a Participant who (1) is not a Key Employee but who was a Key Employee in a prior Plan Year, or (2) has not performed services for an Employer under the Plan at any time during the five (5) Plan Year period ending on the Determination Date, shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Section 416 of the Code. When aggregating plans, the value of Account Balances and accrued benefits shall be calculated with reference to the Determination Dates that all within the same calendar year.

12.03     MAXIMUM ANNUAL COMPENSATION

          In any Plan Year that the Plan is Top-Heavy, the maximum annual Compensation which shall be taken into account under this Plan shall be limited to $200,000, or such other amount as may be provided from time to time under cost of living or other adjustments issued by the Secretary of the Treasury pursuant to Section 416 of the Code. Effective January 1, 1989, that limitation shall apply regardless of whether the Plan is Top-Heavy. Effective January 1, 1994, this amount is limited to $150,000, or such other amount as may be provided from time to time under cost of living or other adjustments issued by the Secretary of the Treasury pursuant to
          Section 401(a)(17) of the Code.

12.04     MINIMUM ALLOCATION REQUIREMENTS

          In any Plan Year that the Plan is Top-Heavy, the Employer contribution for each Participant who is a Non-Key Employee shall not be less than three percent (3%) of such Non-Key Employee's Compensation; subject, however, to the following special rules:

          (a) If the Employer maintains more than one defined contribution plan, the minimum required contribution under all defined contribution plans combined for Non-Key Employees shall be three percent (3%).

          (b) The percent shall be reduced to less than three percent (3%) in any year in which the highest percentage contribution for a Key Employee is less than three percent (3%). In any Plan
               Year in which the highest percentage contribution for a Key Employee is less than three percent (3%), the contribution for Non-Key Employees shall be equal to the highest percentage contribution for Key Employees.

          (c) If the Employer also maintains a defined benefit plan, the Employer generally will not be required to both contribute a minimum contribution under this Plan and to provide a minimum benefit under the defined benefit plan for Non-Key Employees; subject, however, to the requirements of such regulations as are issued by the Secretary of the Treasury pursuant to Section 416 of the Code.

               Employees eligible to participate in the Plan who do not participate because they do not make the contributions required by Section 3.03 and Participants who do not complete at least one thousand (1,000) Hours of Service in the Plan Year shall also receive the above minimum allocation.

12.05     MISCELLANEOUS

          (a) In any Plan Year in which the Plan is deemed to be Top-Heavy and in which an Employer maintains both a defined contribution plan and a defined benefit plan, the number 1.25 shall be replaced by the number 1.0 for the purpose of determining the limitations imposed by Section 415 of the Code to the extend required under Section 416(h) of the Code.

                    In any Plan Year in which the Plan is Top-Heavy but the sum of the Key Employees' benefits from all defined contribution and defined benefit plans does not exceed ninety percent (90%) of the total for all Participants, the number 1.25 shall not be replaced by the number 1.0 for the purpose of determining the limitations imposed by Section 415 of the Code if the minimum required contribution for each Participant who is a Non-Key Employee is not less than four percent (4%) of such Non-Key Employee's
                    Compensation.

          (b) Distribution made to an Employee in the five (5) Plan Year period ending on any Determination Date shall be included in calculating the value of the accrued benefit of an Employee.

          (c) Rollover Contributions or transfers from other non-Employer sponsored plans after December 31, 1983, shall not be considered part of an Employee's Accounts for purposes of determining whether or not the Plan is Top-Heavy.

                                  ARTICLE XIII.

                             STOCK CONTRIBUTION FUND

13.01     ESTABLISHMENT OF STOCK CONTRIBUTION FUND AND ALLOCATIONS

          Shares contributed pursuant to Section 3.01 shall be held in a separate investment fund called the "Stock Contribution Fund" together with any cash contributed and earmarked for that Fund and any income thereon. No Participant may direct that any other contributions to the Plan or amounts held in any other investment fund be credited or transferred to the Stock Contribution Fund; nor may any Participant direct that any amounts to his credit in the Stock Contribution Fund be transferred to another investment fund.

          13.011    Within 60 days after each Valuation Date, the
                    Company shall deliver to the Trustee a certificate stating the value of a Share as of the Valuation Date. The Trustee shall determine fair market value of the Stock Contribution Fund as of that Valuation Date on the basis of such certificate. For purposes of reporting Account balances to Participants and Beneficiaries, the value of Shares rather than the number of Shares allocated to a Participant's Account may be shown.

          13.012 As of each Valuation Date, the Plan Administrator shall allocate the income of the Stock Contribution
                    Fund for that period in accordance with the following. Any income of the Fund other than dividends received on Shares shall be allocated among the Accounts of all Participants a portion of whose Accounts is in the Stock Contribution Fund on the valuation date in proportion to the ratio that each said Participant's interest in the Stock Contribution Fund bears to the total of all such Participants, measured as of the last preceding Valuation Date.

                    There shall be credited to the Account of each Participant to which Shares have been allocated, any Shares or other property distributed as a dividend with respect to Shares previously allocated or credited to the Participant's account.

13.02     DISTRIBUTIONS

          The portion of a Participant's Account attributable to the Stock Contribution Fund may be distributed only in cash and no Participant or Beneficiary shall have the right to demand that Shares be distributed. The Trustee shall use cash contributions earmarked for the Stock Contribution Fund to make such distributions. To the extent that any cash contributions are used to make distributions they will be deemed to have been used to purchase Shares from the Accounts of Participants and Beneficiaries entitled to the distributions which Shares are then allocated to the Accounts of Participants who retain an interest in the Stock Contribution Fund in the manner provided for the allocation of Employer contributions generally.

13.03     ACQUISITION OF SHARES AND PAYMENT OF EXPENSES

          The Trustee shall invest the Stock Contribution Fund in Shares and cash and cash equivalents pending investment in Shares. The Trustee may purchase Shares from any person or entity, in its individual or other capacity, including the Company. The administrative expenses of the Stock Contribution Fund including brokerage commissions, transfer taxes and other charges and expenses not paid by an Employer shall be borne by that Fund. The Trustee may use cash contributions earmarked for the Stock Contribution Fund to defray administrative expenses of that Fund.

13.04     VOTING OF SHARES

          The Trustee shall, except as specifically provided below, have the right to vote the Shares held by The Stock Contribution Fund on each matter brought before an annual or special stockholders' meeting of the Company. Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of Shares allocated to his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Shares, and the Trustee shall respond in accordance with the instructions so receive. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each participant (or Beneficiary) copies of all materials distributed to stockholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether or not such Shares will be tendered or exchanged. Such instructions shall be forwarded by Participants and

          Beneficiaries to the outside firm of certified public accountants regularly used by the Company, and the accounting firm shall inform the Trustee only of the aggregate number of Shares to be tendered or exchanged. If the accounting firm shall not receive timely direction from a Participant (or Beneficiary) has the right of direction, shall be tendered or exchanged. The instructions received by the accounting firm from Participants and Beneficiaries shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate.

13.05     SALES OF SHARES AND COMPANY'S RIGHTS OF FIRST REFUSAL

          Subject to the rules provided above with respect to responding to a tender or exchange offer, the Trustee may sell or otherwise dispose of the Shares held in the Stock Contribution Fund; however, such Shares are subject to the prior rights to purchase by the Company described below and the certificates representing such Shares shall bear a legend stating that any person accepting the Shares evidenced by such certificates agrees to be bound by such prior rights to purchase unless the Company shall have forfeited such rights in the manner described below.

          If the Trustee intends to transfer Shares held in the Stock Contribution Fund to any person other than the Company, he shall give 60 days' written notice to the Company of his intention so to transfer. The notice, in addition to stating the fact of the intention to transfer Shares, shall state (i) the number of Shares to be transferred, (ii) the name, business and residence address of the proposed transferee, and (iii) the amount of the consideration and the other terms of the sale.

          Within 30 days of the Company's receipt of the notice of intent to transfer, the Company may exercise an option to purchase all of the Shares proposed to be transferred or forfeit its option.

          The purchase price of Shares as to which an option granted to the Company hereby is exercised shall be the fair market value of the Shares on the date the written notice of exercise is received by the Trustee; provided, that the purchase price shall not be less than the price offered to the Trustee by the transferee named in the notice of intent to transfer if such offer represents a bona fide offer to purchase. The purchase price shall be paid by the Company in cash within a reasonable time from the date the written notice of exercise is received by the Trustee.


                                  ARTICLE XIV.

                              LOANS AND WITHDRAWALS

14.01     LOANS TO PARTICIPANTS

          The Trustee may lend a Participant an amount that does not exceed the lesser of:

               $50,000; or

               fifty percent (50%) of the Participant's nonforfeitable interest in his Account Balance (but not less than $10,000) if he had ceased to be a Participant on the date such loan was made.

          All loans shall be of a minimum amount of $1,000 of such other amount as prescribed in writing by the Plan Administrator. All loans shall be made only at the request of the Participant and upon the approval of the Plan Administrator, which shall follow a uniform, nondiscriminatory policy in reviewing loan requests.

          In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

          (a) An application for a loan by a Participant shall be made in writing to the Plan Administrator, whose action thereon shall be final. The Plan Administrator shall specify the form of the application and any supporting data required.

          (b) The period of repayment for any loan shall be five (5) years from the first day of the month following the date the loan is processed. Any loan used to acquire a dwelling unit which will be used as the principal residence of the Participant, does not have to be repaid within five (5) years, but shall be paid in a time agreed by the Plan Administrator and the Participant.
               Loans shall be repayable in substantially equal installments including interest payable monthly, beginning on the first day of the month following the date the loan is approved. The loan shall be considered an investment of such Participant's Accounts, and the interest paid on the loan shall be credited to the Accounts of the Participant. The amount of the outstanding loan shall not share in the allocation of earnings of the Trust Fund. In the event of retirement, Total and Permanent Disability, death or termination of employment while any loan is outstanding, the unpaid balance and any interest due shall immediately become due and payable (which may be paid by check) and upon default shall be charged against the amounts which are to be paid or set aside for such Participant or Beneficiary.

          (c) Each loan shall be permitted only to the extent necessary to allow the Participant to purchase or make a major improvement to his principal residence, to pay the post-secondary education expense of a member of his household, to meet the cost of unused medical expenses borne by the Participant or to meet any other BONA FIDE financial emergency as determined by the Plan Administrator.

          (d) Each loan shall only be permitted to the extent the Participant certifies or demonstrates to the satisfaction of the Plan Administrator that the purpose described in paragraph (c) above imposes an immediate and heavy financial need upon the Participant.

          (e) Each loan shall bear interest at a rate which is not less than the current rate paid by three year Treasury notes as of the date of the loan.

          (f) Each loan shall be supported by collateral as determined by the Company. A loan shall also be supported by the Participant's promissory note including a pledge of interest as collateral for the amount of the loan, including interest, payable to the order of the Trustee. The promissory note shall require that the unpaid principal and interest will (at the Plan Administrator's option) become due and payable if a loan payment is not made within thirty (30) days after the due date of any installment. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

          (g) If a Participant borrows amounts under more than one qualified plan maintained by an Employer, all the plans are treated as one plan for purposes of the borrowing restrictions outlined.

          (h) Subject to the preceding limitations, a Participant may elect the percentage of the loan to be withdrawn from each of his vested Accounts.

14.02     WITHDRAWAL OF ROLLOVER CONTRIBUTION ACCOUNT

          A Participant (or Employee if not a Participant) may elect in writing to withdraw part or all of the value of his Rollover Contrition Account, subject to the requirements of Section 3.05. Such withdrawal shall be subject to the rules and procedures established by the Plan Administrator.

14.03     WITHDRAWAL OF AFTER-TAX SAVINGS CONTRIBUTIONS

          A Participant may elect in writing to withdraw any whole percentage, up to one hundred percent (100%), of the value of his After-Tax Savings Contributions at any time after two (2) years of Plan participation, subject to the following conditions:

          (a)  Any request for a withdrawal must be submitted at least thirty
               (30) days prior to the effective date of the withdrawal and must be in a form approved by the Company.

          (b) Such a withdrawal shall be permitted only to the extent necessary to allow the Participant to purchase or make a major improvement in his principal residence, to pay the post-secondary education expense of a member of his household, to meet the cost of unusual medical expenses borne by the Participant or to meet any other BONA FIDE financial emergency as determined by the Plan Administrator. The Plan
               Administrator shall administer this Article XI in accordance with the applicable Treasury Regulations as in effect from time to time.

          (c) Such a withdrawal shall only be permitted to the extent the Participant certifies or demonstrates to the satisfaction of the Plan Administrator that the purpose described in paragraph (b) imposes an immediate and heavy financial need upon the Participant.

          (d)  The minimum withdrawal shall be $500.

          (e)  A withdrawal may be made twice a year, on January 1st or July
               1st.

14.10     WITHDRAWAL OF PRE TAX SAVINGS CONTRIBUTIONS

          If the value of a Participant's Rollover Contribution Account and After-Tax Savings Contribution Account is not sufficient to meet the financial needs of the Participant, a Participant may elect in writing to withdraw his Pre-Tax Savings Contributions but not any earnings thereon, in whole percentages up to one hundred percent (100%), subject to the restrictions in Section 14.09 and applicable regulations promulgated under Section 401(k) of the Code.

14.11     WITHDRAWAL OF EMPLOYER CONTRIBUTIONS

          If the value of a Participant's Rollover Contribution Account, After-Tax Savings Contribution Account, and Pre-Tax Savings Contribution Account to the extent is not sufficient to meet the financial needs of the Participant, a Participant may elect in writing to withdraw vested Employer contributions, in whole percentages up to one hundred percent (100%), subject to the restrictions in Section 14.10.



          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on December 30, 1994, and effective as provided herein.

                                   CONTINENTAL MATERIALS CORPORATION



                                   By:  /s/ Joseph J. Sum
                                       ------------------------------
                                   Its: Vice President
                                       ------------------------------


Dated:  December 30, 1994
      ----------------------------